Exhibit 99.1

PRESS RELEASE — Total Success

DigitalGlobe Announces the Successful Launch of WorldView-3

World’s Most Advanced High-Resolution Commercial Satellite Operational

LONGMONT, Colo. — August 13, 2014 — DigitalGlobe (NYSE: DGI), a leading provider of commercial high-resolution earth observation and advanced geospatial solutions, today announced the successful launch of WorldView-3, the company’s sixth and most advanced super-spectral, high-resolution commercial satellite. The satellite launched on a Lockheed Martin Atlas V rocket from Vandenberg Air Force Base in California.

“The successful launch of WorldView-3 extends DigitalGlobe’s commanding technological lead and will enable us to help our customers see through smoke, peer beneath the ocean’s surface and determine the mineral and moisture content of the earth below — all with unprecedented clarity,” said Jeffrey R. Tarr, Chief Executive Officer of DigitalGlobe. “We’d like to thank our customers, partners, team members and investors for their support in bringing to the world the new capabilities made possible with this success.”

WorldView-3 will collect super-spectral imagery at 0.31 meter resolution — delivering 5 times the clarity of the company’s nearest competitor. In addition WorldView-3 will offer the most spectral diversity available commercially and will be the first to offer multiple shortwave infrared (SWIR) bands that allow for accurate imaging through haze, fog, dust, smoke and other air-born particulates. The satellite is also the only satellite to offer CAVIS, a cloud, aerosol, water vapor, ice and snow atmospheric correction instrument, which monitors the atmosphere and corrects data for an unprecedented level of consistency.

“The unmatched abilities that WorldView-3 brings to our constellation will enable us to provide our customers with information and insight never before possible and advance our efforts to create a living digital inventory of the earth,” said Tarr.

The satellite and atmospheric monitoring instrument called CAVIS were built by Ball Aerospace (NYSE: BLL). Exelis (NYSE: XLS) built the integrated, super-spectral payload consisting of a telescope, sensor and shortwave infrared system, making WorldView-3 the first commercial satellite to carry such capabilities. A United

Launch Alliance Atlas V launch vehicle provided by Lockheed Martin Commercial Launch Services (LMCLS) delivered the satellite in orbit.

To learn more about WorldView-3, please visit WorldView3.DigitalGlobe.com

About DigitalGlobe

DigitalGlobe is a leading provider of commercial high-resolution earth observation and advanced geospatial solutions that help decision makers better understand our changing planet in order to save lives, resources and time. Sourced from the world’s leading constellation, our imagery solutions deliver unmatched coverage and capacity to meet our customers’ most demanding mission requirements. Each day customers in defense and intelligence, public safety, civil agencies, map making and analysis, environmental monitoring, oil and gas exploration, infrastructure management, navigation technology, and providers of location-based services depend on DigitalGlobe data, information, technology and expertise to gain actionable insight.

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Media Contact

Abby Van Uum

Edelman for DigitalGlobe

Phone: (512) 634-3642

Email: digitalglobe@edelman.com

Nancy Coleman

Senior Director of Communication

Phone: (303) 684-1674

Email: nancy.coleman@digitalglobe.com

Investor Relations Contact
David Banks
Vice President of Investor Relations
Phone: (303) 684-4210
Email: ir@digitalglobe.com

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